UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2014

INFINITY REAL ESTATE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-54548	45-3743339
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

951 Mariner’s Island Blvd. Suite 300, San Mateo, CA		94404
Address of Principal Executive Offices		Zip Code

Registrant’s Telephone Number, Including Area Code: (403) 258-0096

1840 Gateway Drive, Suite 200, Foster City, California
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Sale

On March 4, 2014 Rising Tide Holdings, LLC (“Purchaser”) agreed to acquire 23,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share. Following this transaction, Rising Tide Holdings, LLC owned approximately 44.30% of the Company’s 52,700,000 issued and outstanding shares of common stock par value $0.0001. Simultaneously with the share purchase, David Lavoie resigned as the Company’s President and Frederick E. Apple, Jr. was simultaneously appointed as President and to the Company’s Board of Directors, furthermore, Thomas Howell was simultaneously appointed as Chief Operations Officer and to the Company’s Board of Directors. The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

On March 4, 2014 Accelerated Venture Partners, LLC. (“Purchaser”) an affiliate of the Company agreed to acquire 3,000,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share. The Company was granted a repurchase option for 1,500,000 of the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the Consulting Services Agreement entered into Accelerated Venture Partners, LLC on July 23, 2012. Following these transactions and current holdings, Accelerated Venture Partners, LLC owned approximately 11.38% of the Company’s 52,700,000 issued and outstanding shares of common stock par value $0.0001.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Director and Principal Officers.

On March 4, 2014, concurrent with the consummation of the share purchase Rising Tide Holdings, LLC, David Lavoie submitted his resignation as President of the Company and Paul D. Lavoie resigned as Vice President of Construction and Development of the Company.  Simultaneously, the Board appointed and elected Frederick E. Apple, Jr. to the office of President and to the Company’s Board of Directors. Furthermore, Thomas Howell was appointed as Chief Operations Officer and to the Company’s Board of Directors.

Frederick E. Apple, Jr.

Mr. Apple, Jr.’s professional career is represented by entrepreneurial and senior management experience within media and advertising, sales and marketing, finance and consulting.  From the period of 1982 to 2002 Mr. Apple co-founded and operated Sound Image, Inc. (SII), a production and media advertising firm based in Philadelphia, PA.  At SII, he served as Executive Producer and CEO, providing for the media and marketing needs of more than 300 television advertisers, fortune 500 companies, and public relations agencies in the Northeast.

From the period of 2003 through 2010, Apple was recruited as Chief Marketing Officer (CMO) of the Entaire Global Companies, Inc. (EGC), a finance firm based in Atlanta, GA.   As CMO he was responsible for developing the Company’s brands, while also designing and implementing Entaire Global University (EGU), a sales training program responsible for delivering continuing education to more than 6,000 independent distributors.  During his tenure, he also served in other senior management positions including: EVC of Business Development, President, and as a member of EGC’s Board of Directors.

In 2011, Apple co-founded The WealthSpring Companies, LLC.  At present, he serves as a consultant and advisor for various associates and clients over a diverse number of projects.  He also serves on several non-profit advisory boards dealing with at-risk youths and STEM-based education methods.  He is frequently invited to speak at colleges, universities and corporations on the importance of developing leadership cultures suited to meet the challenges and opportunities that exist within the 21st century global economy.

Thomas Howell

Mr. Howell’s career is represented by entrepreneurial knowledge and executive experience as a sales and marketing strategist, financial consultant, and product development specialist.  Beginning in 1990, Mr. Howell developed effective distribution and recruiting methods to attract and maintain independent agents within the insurance industry.  As an Area Manager at NHIC, he increased sales and distribution efforts for more than 500 agents while also holding responsibilities for developing and rolling-out national training programs and presenting new products for allied sales organizations.

From the period of 1995 through 1998 Howell expanded his insurance expertise into indexed and variable products.  While a business development executive at MDS, a boutique firm outside of Manhattan, he served in investments and securities while developing and managing external distributors to market an array of products to clients throughout the Northeastern United States.

Prior to 2000, Mr. Howell served as president of IMA, a VC firm where he was responsible for the purchase and restructure of various company assets and tasked to raise the majority of initial and secondary capital for emerging projects.  Highlights include Mr. Howell playing a primary role in taking both NetVoice Technologies Corp and PayStar into the public sector while also overseeing initial company operations.  He also structured the purchase, oversight and management of more than 2,000 pay telephones and CTM machines into a profitable cash flow roll-up serving the Pacific Northwest regions and along the West coast corridor.

In the period of 2005 through 2010, Mr. Howell was highly sought after as a consultant by professional agents and sales organizations looking to more effectively market products, enhance data base management and create vertically integrated markets to better serve a highly select group of private and corporate clientele.  As a result, in 2005 he founded WealthSpring Financial, LLC.  From 2009 to 2011, he also served as Deputy Director of UYM Charities, an underperforming non-profit where he successfully redesigned infrastructure and marketing efforts resulting in increased donations and operational proficiencies which now support a myriad of charitable programs dedicated to the elderly and disabled.

In 2011, Mr. Howell co-founded The WealthSpring Companies, LLC which operates as a broad-based consulting firm serving a highly diverse group of domestic and international clientele with product development, marketing and capital structures to assist them in achieving increased market share and EBITDA.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Number	Description

10.1	Subscription Agreement, dated as of March 4, 2014 by and among Infinity Real Estate Holdings Corporation and Rising Tide Holdings, LLC.

10.2	Subscription Agreement, dated as of March 4, 2014 by and among Infinity Real Estate Holdings Corporation and Accelerated Venture Partners, LLC.

10.3	Press release dated February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014

Infinity Real Estate Holdings Corporation

/s/ David Lavoie
David Lavoie
CEO-Chairman